Incorporated under the laws of the State of Nevada

Rohal Resources, Inc.

100,000,000 Shares $.001 Par Value
Common Stock

See Reverse for Certain Definitions

SPECIMEN

This is to certify that ______________________________ is the owner of

____

Fully Paid and Non-Assessable Shares of Common Stock of
Rohal Resources, Inc.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

CORBYT, NEW YORK